EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-57685) of our report dated June 23, 1998 relating to the financial statements of Workflow Management, Inc. included in Workflow Management, Inc.'s Annual Report on Form 10-K for the year ended April 25, 1998.

/s/PricewaterhouseCoopers LLP
-----------------------------
Minneapolis, MN
July 20, 1998